Exhibit 99.1

Contact:	Investor Relations
Colin T. Severn
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS

FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Financial Highlights

2012 Fourth Quarter and Comparison to 2011 Fourth Quarter

•	Net new home orders up 76%

•	Net new home orders per average sales location up 85%

•	New home deliveries up 76%

•	Consolidated operating revenue of $110.2 million, up 69%

•	Homebuilding gross margin of $17.6 million, up 325%

•	Adjusted homebuilding gross margin percentage of 29.5%, up from 18.1%

•	Backlog of homes sold but not closed of 406, up 192%

•	Dollar amount of backlog of homes sold but not closed of $115.4 million, up 294%

•	Operating income of $2.5 million

•	Net loss available to common shareholders of $(2.2) million, or $(0.02) per share

•	Adjusted EBITDA of $19.1 million

2012 Full Year and Comparison to 2011 Full Year

•	Net new home orders up 69%

•	Net new home orders per average sales location up 78%

•	New home deliveries up 55%

•	Consolidated operating revenue of $398.3 million, up 76%

•	Homebuilding gross margin of $43.5 million, up 93%

•	Adjusted homebuilding gross margin percentage of 25.9%, up from 19.6%

•	Operating income of $2.0 million

•	Net income available to common shareholders of $216.8 million

•	Adjusted EBITDA of $31.3 million

NEWPORT BEACH, CA—March 11, 2013—William Lyon Homes reported significantly improved operating results for the fourth quarter and year ended December 31, 2012, as compared to the prior year periods.

Net new home orders for the fourth quarter ended December 31, 2012 were 229, up 76% from 130, for the fourth quarter ended December 31, 2011. Net new home orders for the year ended December 31, 2012 were 1,131, an increase of 69% as compared to 669 for the year ended December 31, 2011. The increase in net new home orders is primarily attributable to an 80% increase in the Company’s weekly absorption rate to 0.9 per sales location for the fourth quarter of 2012 compared to 0.5 per sales location in the prior year quarter, and a 71% increase to 1.2 per sales location for the year ended December 31, 2012 compared to 0.7 per sales location during 2011.

General William Lyon, Executive Chairman and Chairman of the Board stated, “We are extremely pleased with the 2012 operating results spurred by improving market conditions and improving homebuyer demand in all of our markets. With the increase in net new home order activity, we ended the year with 406 units in backlog, up 192% over last year, with a dollar value of $115.5 million, up 294%.”

The number of new home deliveries for the fourth quarter ended December 31, 2012 was 323, up 76% as compared to 184 for the fourth quarter ended December 31, 2011. The number of new home deliveries for the year ended December 31, 2012 was 950, an increase of 55% as compared to 614 for the year ended December 31, 2011.

William H. Lyon, Chief Executive Officer, noted, “We have been increasing pricing and reducing sales incentives, and as a result, our average sales prices are trending upward from $285,900 during the third quarter of 2012 to $305,400 in the fourth quarter. We are implementing our growth strategy and expect to open 23 new communities in 2013, and anticipate ending the year with 35 sales locations. The Company will open one new community during the first quarter of 2013, and expects to end the quarter with 23 sales locations, compared to 23 in the prior year, including Colorado.”

Home sales revenue increased 67% to $98.6 million for the quarter ended December 31, 2012, as compared to $59.0 million for the comparable period a year ago. Home sales revenue increased 26% to $261.3 million for the year ended December 31, 2012, as compared to $207.1 million for the comparable period a year ago. The increase in revenues for the year ended December 31, 2012 is due to a 55% increase in deliveries offset by an 18% decrease in average sales price of homes closed, due to product mix. On a same store basis, average sales prices increased 6% from $312,400 in the fourth quarter of 2011 to $332,000 in the fourth quarter of 2012. The increase in fourth quarter deliveries was driven by a 115% increase in the number of homes in backlog at the beginning of the quarter compared to the prior year period.

For the quarter ended December 31, 2012, the Company’s adjusted homebuilding gross margin percentage increased to 29.5% from 18.1% for the quarter ended December 31, 2011. For the year ended December 31, 2012, the Company’s adjusted homebuilding gross margin percentage increased to 25.8% from 19.6% for the year ended December 31, 2011.

The Company recorded net loss available to common shareholders of $(2.2) million, or $(0.02) per share in the fourth quarter of 2012, well above the prior year net loss of $(131.3) million. However, excluding the loss on extinguishment of debt of $2.4 million and the charge related to stock based compensation of $3.7 million, the Company recorded net income available to common shareholders in the fourth quarter of $3.9 million, or $0.02 per share. The Company improved its adjusted EBITDA to $19.1 million during the fourth quarter of 2012 compared to negative adjusted EBITDA of $(14.6) million in the prior year.

Matthew R. Zaist, President and Chief Operating Officer stated, “The Company’s adjusted homebuilding gross margins were almost 30% for the quarter, near the highest among our peers. In addition, we continue to see positive returns with fourth quarter adjusted EBITDA of $19.1 million. With results well above prior year, continued improving sales rates and increasing prices, and close to 12,000 lots owned and controlled, we anticipate continued success in 2013 and beyond.”

In the fourth quarter, the Company entered into two transactions that improved its overall balance sheet and capital structure. On October 12, 2012, the Company issued Common and Convertible Preferred Stock for $30,000,000 in cash. On November 8, 2012, the Company issued $325.0 million of 8 1/2% Senior Notes, which refinanced all of the Company’s outstanding debt, lowered the effective cost of capital and extend maturities until 2020.

On December 7, 2012, the Company acquired various entities which operate under the Village Homes name in the Denver and Fort Collins metropolitan areas of Colorado. Village Homes immediately began operating as a division of the Company, as its Colorado segment. The Village Homes brand was established in 1984 and has been a leading developer and builder of move-up homes, selling more than 10,000 homes over the past 25 years. At the time of acquisition, Village Homes had five actively selling communities and owned and controlled over 700 residential lots. In addition, Village Homes’ backlog of homes sold, but not yet closed, was approximately $34 million out of five active selling communities. Its average selling price for 2012 year-to-date was approximately $380,000.

William H. Lyon added, “We are very proud of our numerous accomplishments in 2012. With lower cost of capital, the addition of Village Homes operations in Denver, and improved market conditions in all of our markets, we feel very well positioned to take advantage of the opportunities ahead.”

Financial data included herein as of and for the three months and year ended December 31, 2012, includes Colorado operations from December 7, 2012 (date of acquisition) through December 31, 2012. There were no operations in our Colorado division as of or for the year ended December 31, 2011, therefore year over year comparisons are not meaningful (“N/M”) as indicated in the comparative tables in a schedule attached to this release.

Selected financial and operating information for the Company is set forth in greater detail in a schedule attached to this release.The Company will hold a conference call on March 14, 2013 at 11:00 a.m. Pacific Time to discuss the fourth quarter and year end 2012 results. The dial-in number is (866) 510-0712 (enter passcode number 48974366). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on March 14, 2013 at 1:00 p.m. Pacific Time through midnight on April 12, 2013. The dial-in number for the replay is (888) 286-8010 (enter passcode number 68190749).

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona, Nevada and Colorado and as of December 31, 2012 had 23 active sales locations. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through December 31, 2012 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended December 31,
	2012	2011
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (dollars in thousands)
Homes closed	323	184	76%

Home sales revenue	$98,633	$58,983	67%
Cost of sales (excluding interest)	(69,520)	(48,284)	44%

Adjusted gross margin	$29,113	$10,699	173%

Adjusted gross margin percentage	29.5%	18.1%	63%

Interest in cost of sales	(11,528)	(6,565)	76%
Gross margin	17,585	4,134	325%

Gross margin percentage	17.8%	7.0%	154%

Number of homes closed
Southern California	106	65	63%
Northern California	67	40	68%
Arizona	81	55	47%
Nevada	56	24	133%
Colorado	13	—	N/M

Total	323	184	76%

Average sales price of homes closed
Southern California	$412,000	$494,300	(17%)
Northern California	303,700	334,100	(9%)
Arizona	196,100	159,400	23%
Nevada	237,500	196,800	21%
Colorado	418,200	—	N/M

Total	$305,400	$320,600	(5%)

Number of net new home orders
Southern California	43	29	48%
Northern California	23	28	(18%)
Arizona	91	58	57%
Nevada	63	15	320%
Colorado	9	—	N/M

Total	229	130	76%

Average number of sales locations during period
Southern California	4	8	(50%)
Northern California	3	4	(25%)
Arizona	5	2	150%
Nevada	6	6	0%
Colorado (1)	1	—	N/M

Total	19	20	(5%)

(1)	Average community count for the quarter was 1 community. However, there are five actual selling communities as of December 31, 2012

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of December 31,
	2012	2011
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
Southern California	32	22	45%
Northern California	28	25	12%
Arizona	172	75	129%
Nevada	92	17	441%
Colorado	82	—	N/M

Total	406	139	192%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$15,640	$8,148	92%
Northern California	8,948	7,125	26%
Arizona	37,287	10,294	262%
Nevada	20,487	3,762	445%
Colorado	33,087	—	N/M

Total	$115,449	$29,329	294%

Lots controlled at end of period
Lots owned
Southern California	1,114	713	56%
Northern California	259	767	(66%)
Arizona	6,082	6,194	(2%)
Nevada	2,884	2,676	8%
Colorado	254	—	N/M

Total	10,593	10,350	2%

Lots controlled
Southern California	96	114	(16%)
Northern California	674	—	100%
Colorado	479	—	N/M

Total	1,249	114	996%

Total lots owned and controlled
Southern California	1,210	827	46%
Northern California	933	767	22%
Arizona	6,082	6,194	(2%)
Nevada	2,884	2,676	8%
Colorado	733	—	N/M

Total	11,842	10,464	13%

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Year Ended December 31,
	2012	2011
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (dollars in thousands)
Homes closed	950	614	55%

Home sales revenue	$261,297	$207,055	26%
Cost of sales (excluding interest)	(193,713)	(166,407)	16%

Adjusted gross margin	$67,584	$40,648	66%

Adjusted gross margin percentage	25.9%	19.6%	32%

Interest in cost of sales	(24,088)	(18,082)	33%
Gross margin	43,496	22,566	93%

Gross margin percentage	16.6%	10.9%	53%

Number of homes closed
Southern California	241	223	8%
Northern California	185	141	31%
Arizona	318	135	136%
Nevada	193	115	68%
Colorado	13	—	N/M

Total	950	614	55%

Average sales price
Southern California	$437,000	$497,600	(12%)
Northern California	316,000	384,000	(18%)
Arizona	164,500	148,700	11%
Nevada	206,200	190,200	8%
Colorado	418,200	—	N/M

Total	$275,100	$337,200	(18%)

Number of net new home orders
Southern California	251	211	19%
Northern California	188	147	28%
Arizona	415	202	105%
Nevada	268	109	146%
Colorado	9	—	N/M

Total	1,131	669	69%

Average number of sales locations during period
Southern California	6	7	(14%)
Northern California	3	4	(25%)
Arizona	3	2	50%
Nevada	6	6	0%

Total	18	19	(5%)

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor	Predecessor
	Three Months Ended
	December 31,
	2012	2011
Operating revenue
Home sales	$98,633	$58,983
Lots, land and other sales	4,200	—
Construction services	7,352	6,189

	110,185	65,172

Operating costs
Cost of sales—homes	(81,048)	(54,849)
Cost of sales—lots, land and other	(1,811)	(4,223)
Impairment loss on real estate assets	—	(103,418)
Construction services	(6,355)	(5,726)
Sales and marketing	(5,093)	(3,565)
General and administrative	(12,170)	(5,724)
Amortization of intangible assets	(723)	—
Other	(507)	(1,917)

	(107,707)	(179,422)

Operating income (loss)	2,478	(114,250)
Interest expense, net of amounts capitalized	(1,800)	(6,548)
Loss on extinguishment of debt	(2,367)	—
Other income, net	1,032	152

Loss before reorganization items and provision for income taxes	(657)	(120,646)
Reorganization items, net	(631)	(10,280)

Loss before provision for income taxes	(1,288)	(130,926)
Provision for income taxes	—	—

Net (loss)	(1,288)	(130,926)
Less: net loss (income) attributable to noncontrolling interest	40	(374)

Net loss attributable to William Lyon Homes	(1,248)	(131,300)
Preferred stock dividends	(946)	—

Net loss available to common stockholders	$(2,194)	$(131,300)

Net loss per common share, basic and diluted	$(0.02)
Weighted average common shares outstanding, basic and diluted	118,110,216

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor	Predecessor
	Period from	Period from
	February 25	January 1
	through	through	Year Ended
	December 31,	February 24,	December 31,
	2012	2012	2011
Operating revenue
Home sales	$244,610	$16,687	$207,055
Lots, land and other sales	104,325	—	—
Construction services	23,825	8,883	19,768

	372,760	25,570	226,823

Operating costs
Cost of sales—homes	(203,203)	(14,598)	(184,489)
Cost of sales—lots, land and other	(94,786)	—	(4,234)
Impairment loss on real estate assets	—	—	(128,314)
Construction services	(21,416)	(8,223)	(18,164)
Sales and marketing	(13,928)	(1,944)	(16,848)
General and administrative	(26,095)	(3,302)	(22,411)
Amortization of intangible assets	(5,757)	—	—
Other	(2,909)	(187)	(3,983)

	(368,094)	(28,254)	(378,443)

Equity in income of unconsolidated joint ventures	—	—	3,605

Operating income (loss)	4,666	(2,684)	(148,015)
Interest expense, net of amounts capitalized	(9,127)	(2,507)	(24,529)
Loss on extinguishment of debt	(1,392)	—	—
Other income, net	1,528	230	838

Loss before reorganization items and provision for income taxes	(4,325)	(4,961)	(171,706)
Reorganization items, net	(2,525)	233,458	(21,182)

(Loss) income before provision for income taxes	(6,850)	228,497	(192,888)
Provision for income taxes	(11)	—	(10)

Net (loss) income	(6,861)	228,497	(192,898)
Less: net income attributable to noncontrolling interest	(1,998)	(114)	(432)

Net (loss) income attributable to William Lyon Homes	(8,859)	228,383	(193,330)
Preferred stock dividends	(2,743)	—

Net (loss) income available to common stockholders	$(11,602)	$228,383	$(193,330)

Net (loss) income per common share, basic and diluted	$(0.11)
Weighted average common shares outstanding, basic and diluted	103,037,842

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

(unaudited)

	Successor	Predecessor
	December 31,
	2012	2011
ASSETS
Cash and cash equivalents	$71,075	$20,061
Restricted cash	853	852
Receivables	14,789	13,732
Real estate inventories
Owned	421,630	398,534
Not owned	39,029	47,408
Deferred loan costs, net	7,036	8,810
Goodwill	14,209	—
Intangibles	4,620	—
Other assets, net	7,906	7,554

Total assets	$581,147	$496,951

LIABILITIES AND EQUITY (DEFICIT)
Liabilities not subject to compromise
Accounts payable	$18,735	$1,436
Accrued expenses	41,770	2,082
Liabilities from inventories not owned	39,029	47,408
Notes payable	13,248	74,009
Senior Secured Term Loan due January 31, 2015	—	206,000
8 1/2% Senior Notes due November 15, 2020	325,000	—

	437,782	330,935

Liabilities subject to compromise
Accounts payable	—	3,946
Accrued expenses	—	48,457
7 5/8% Senior Notes due December 15, 2012	—	66,704
10 3/4% Senior Notes due April 1, 2013	—	138,912
7 1/2% Senior Notes due February 15, 2014	—	77,867

	—	335,886

Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; 80,000,000 shares authorized; 77,005,744 shares issued and outstanding at December 31, 2012	71,246	—
Equity (deficit):
William Lyon Homes stockholders’ equity (deficit)
Common stock (Predecessor), par value $0.01 per share; 3,000 shares authorized; 1,000 shares outstanding at December 31, 2011	—	—
Common stock, Class A, par value $0.01 per share; 340,000,000 shares authorized; 70,031,350 shares issued and outstanding at December 31, 2012	700	—
Common stock, Class B, par value $0.01 per share; 50,000,000 shares authorized; 31,464,548 shares issued and outstanding at December 31, 2012	315	—
Common stock, Class C, par value $0.01 per share; 120,000,000 shares authorized; 16,110,366 shares issued and outstanding at December 31, 2012	161	—
Common stock, Class D, par value $0.01 per share; 30,000,000 shares authorized; 2,499,293 shares outstanding at December 31, 2012	25	—
Additional paid-in capital	73,113	48,867
Accumulated deficit	(11,602)	(228,383)

Total William Lyon Homes stockholders’ equity (deficit)	62,712	(179,516)
Noncontrolling interest	9,407	9,646

Total equity (deficit)	72,119	(169,870)

Total liabilities and equity (deficit)	$581,147	$496,951

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Successor	Predecessor	Successor	Predecessor
			Period from	Period from
			February 25	January 1
	Three Months Ended		through	through	Year Ended
	December 31,		December 31,	February 24,	December 31,
	2012	2011	2012	2012	2011
Net (loss) income attributable to William Lyon Homes	$(1,248)	$(131,300)	$(8,859)	$228,383	$(193,330)
Net cash (used in) provided by operating activities	$(5,996)	$(2,360)	$49,993	$(17,321)	$(38,651)
Interest incurred	$8,192	$15,701	$30,526	$7,145	$61,464
Adjusted EBITDA (1)	$19,138	$(13,716)	$39,782	$(8,435)	$(21,357)
Adjusted EBITDA Margin	17.4%	(21.0%)	10.7%	(33.0%)	(9.4%)
Ratio of adjusted EBITDA to interest incurred	2.34	(0.87)	1.30	(1.18)	(0.35)

Balance Sheet Data
				Successor	Predecessor
				December 31,
				2012	2011
Cash, cash equivalents and restricted cash				$71,928	$20,913
Redeemable convertible preferred stock				71,246	—
Total equity (deficit)				62,712	(179,516)
Non-controlling interest				9,407	9,646
Total debt				338,248	563,492

Total book capitalization				$481,613	$393,622

Ratio of debt to total book capitalization				70.2%	143.2%
Ratio of debt to total book capitalization (net of cash)				65.0%	145.6%

(1)	Adjusted EBITDA means net (loss) income plus (i) benefit from income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charges, (v) gain (loss) on retirement of debt, (vi) depreciation and amortization, (vii) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures, (viii) stock based compensation expense and (ix) reorganization items. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s earnings before debt service. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Successor	Predecessor	Successor	Predecessor
			Period from	Period from
			February 25	January 1
	Three Months Ended		through	through	Year Ended
	December 31,		December 31,	February 24,	December 31,
	2012	2011	2012	2012	2011
Net (loss) income attributable to William Lyon Homes	$(1,248)	$(131,300)	$(8,859)	$228,383	$(193,330)
Benefit from income taxes	—	—	—	—	10
Interest expense
Interest incurred	8,192	15,701	30,527	7,145	61,464
Interest capitalized	(6,391)	(9,153)	(21,399)	(4,638)	(36,935)
Amortization of capitalized interest included in cost of sales	11,528	6,565	27,791	1,360	18,082
Non-cash impairment charge	—	103,418	—	—	128,314
Loss on extinguishment of debt	2,367	—	1,392	—	—
Stock based compensation	3,699	—	3,699	—	—
Non-cash gain on reorganization	—	—	—	(241,271)	—
Loss on sale of fixed asset	—	83	—	—	83
Depreciation and amortization	991	970	6,631	586	3,875
Cash distributions of income from unconsolidated joint ventures	—	—	—	—	685
Equity in (income) loss of unconsolidated joint ventures	—	—	—	—	(3,605)

Adjusted EBITDA	$19,138	$(13,716)	$39,782	$(8,435)	$(21,357)